     As filed with the Securities and Exchange Commission on April 5, 2000
                                               Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             NOVELLUS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                CALIFORNIA                         77-0024666
     (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION
      INCORPORATION OR ORGANIZATION)                 NUMBER)

                             4000 NORTH FIRST STREET
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 943-9700
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                   OF REGISTRAR'S PRINCIPAL EXECUTIVE OFFICES)
                              --------------------
                                 Robert H. Smith
         Executive Vice President, Chief Financial Officer and Secretary
                             4000 North First Street
                           San Jose, California 95134
                                 (408) 943-9700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------
                                   COPIES TO:
                            William D. Sherman, Esq.
                            Stephen J. Schrader, Esq.
                             MORRISON & FOERSTER LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600
                              --------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

               From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF EACH CLASS OF           AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
   SECURITIES TO BE REGISTERED(1)        REGISTERED          PER UNIT             PRICE              FEE
---------------------------------------------------------------------------------------------------------------
Common stock(4).....................
Preferred stock(5)..................
Depositary shares(6)................                                                               $132,000
Warrants(7).........................         (2)              (2)(3)               (2)
Debt securities(8)..................
Warrants to purchase debt
  securities(9).....................
                                        ------------          ------         ------------          --------
Total...............................    $500,000,000            N/A          $500,000,000(2)       $132,000(10)

===============================================================================================================

(1) Subject to footnote 2, this Registration Statement also covers contracts which may be issued by the Registrant under which the counterparty may be required to purchase common stock, preferred stock, depositary shares or debt securities.

(2) In no event will the aggregate maximum offering price of all securities registered pursuant to this Registration Statement exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Subject to footnote 2, there is being registered hereunder an indeterminate number of shares of common stock as may be sold from time to time by Registrant. Subject to footnote 2, there is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon conversion of preferred stock, depositary shares or debt securities registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(5) Subject to footnote 2, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold, from time to time, by Registrant or may be issued upon conversion of debt securities or exercise of warrants registered hereunder.

(6) To be represented by depositary receipts representing an interest in all or a specified portion of a share of preferred stock.

(7) Subject to footnote 2, there is being registered hereunder an indeterminate number of warrants representing rights to purchase preferred stock or common stock registered hereunder.

(8) Subject to footnote 2, there is being registered hereunder an indeterminate dollar amount of debt securities as may be sold from time to time.

(9) Subject to footnote 2, there is being registered hereunder an indeterminate number of warrants representing rights to purchase debt securities registered hereunder.

(10) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

                              --------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   Subject to Completion, dated April 5, 2000


                                  $500,000,000
                             NOVELLUS SYSTEMS, INC.

                COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,
                    WARRANTS, DEBT SECURITIES AND WARRANTS TO
                            PURCHASE DEBT SECURITIES


        Novellus Systems, Inc., a California corporation ("We," "Novellus" or the "Company"), may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate public offering price of up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale):

        -  shares of our common stock;

        -  shares of our preferred stock, in one or more series;

        -  our depositary shares;

        -  our warrants to purchase shares of common stock or preferred stock;

        -  our debt securities;

        -  our warrants to purchase debt securities; and

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.


              INVESTING IN THE SECURITIES INVOLVES RISKS WHICH ARE
      DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 6 OF THIS
                                   PROSPECTUS.
                             ----------------------

                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
         NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
         OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF
            THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                               -------------------

                 The date of this prospectus is April ___, 2000.

                                TABLE OF CONTENTS


                                                                              PAGE
                                                                              ----
About This Prospectus.......................................................... 3
Where You Can Find More Information............................................ 3
Incorporation of Certain Documents by Reference................................ 3
The Company.................................................................... 4
Use of Proceeds................................................................ 6
Forward-Looking Statements..................................................... 6
Risk Factors................................................................... 6
Description of Securities......................................................14
Plan of Distribution...........................................................31
Legal Matters..................................................................32
Experts........................................................................32


       You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.




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

                              ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the common stock, preferred stock, depositary shares, warrants, debt securities and debt warrants described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

       Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Novellus", "we," "us," "our" or the "Company" mean Novellus Systems, Inc. and its subsidiaries. When we refer to our "Charter" we mean our Restated Articles of Incorporation, as amended.

                       WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

       We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

       - our Annual Report on Form 10-K for the year ended December 31, 1999 (including relevant portions of our definitive proxy statement for the 2000 annual meeting of shareholders specifically incorporated by reference in Part III of such Form 10-K);

       - our Registration Statement on Form 8-A filed with the Commission on September 1, 1988; and




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

       - each document filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of all Securities to which this Prospectus relates.

       You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

       Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to our Executive Vice President and Chief Financial Officer, Novellus Systems, Inc., 4000 North First Street, San Jose, California 95134, telephone number: (408) 943-9700.

                                   THE COMPANY

       We are a leading supplier of high productivity deposition systems used in the fabrication of integrated circuits. Chemical Vapor Deposition (CVD) systems employ a chemical plasma to deposit all of the dielectric (insulating) layers and certain of the conductive metal layers on the surface of a semiconductor wafer. Physical Vapor Deposition (PVD) systems are used to deposit conductive metal layers by sputtering metallic atoms from the surface of a target source via high DC power. Electrofill systems are used for depositing copper conductive layers in a dual damascene design architecture using an aqueous solution. Our strategy is to focus on major semiconductor manufacturers, and we have sold one or more of our systems to each of the 20 largest semiconductor manufacturers in the world.

       The semiconductor industry has experienced significant growth over the past decade due to increased demand for personal computers and the internet; the expansion of the telecommunications industry (and especially wireless communications); the emergence of new applications such as consumer electronics products; and the increased semiconductor content in these electronics systems. Significant performance advantages and lower prices for integrated circuits have contributed to the growth and expansion of the semiconductor industry over time.

       The semiconductor market is cyclical by nature, however, characterized by short-term periods of either under or oversupply for both memory and logic devices. When demand decreases, semiconductor manufacturers typically slow their purchasing of capital equipment; conversely, when demand increases, so does capital spending. The late 1990s also saw the emergence of a new trend, driven by the increasingly rapid pace in which the size of the circuitry on the chip is decreasing. When chips decrease in size, circuits can operate more quickly. With size reduction, too, more chips can be produced on a given wafer size, and the yield per manufacturing machine goes up. So, with decreasing chip size more chips can be produced per machine, and there is a decreased need to build new manufacturing plants, in particular, for pure capacity expansion. New equipment featuring the latest technological advances, however, must often be purchased to manufacture the smaller-sized chips, and in many cases is retrofit into existing manufacturing facilities.

       The fabrication of integrated circuits requires a number of complex and repetitive processing steps, including deposition, photolithography and etch. Deposition is a process in which a film of either electrically insulating or electrically conductive material is deposited on the surface of a wafer. The three principal methods of this film deposition are CVD, which can be used to deposit both insulating and conductive films; PVD, which is used primarily for sputtering conductive metals onto the wafer surface; and electrofill, a process for depositing metal films via an electrically charged aqueous solution.

       In the CVD process, wafers are typically placed in a reaction chamber and a variety of pure and precisely metered gases are introduced while some form of energy is added to activate a chemical reaction on the wafer surface. The result of this reaction is the deposition of a film on the wafer. CVD processes are used to deposit all of the dielectric films in an integrated circuit. The dielectric layers in an integrated circuit include the initial interlayer, portions of the interconnect layers and the final passivation layer. CVD is also used for deposition of conductive metal layers, particularly those metals that are more difficult to deposit in smaller line width geometry devices through conventional PVD or other deposition technologies. CVD technology is particularly effective for depositing blanket tungsten as a "plug" layer that connects one conductive metal layer to another in a multi-level integrated circuit. For such applications, tungsten is replacing aluminum, which has certain physical properties that reduce its efficacy for the smaller interconnect holes of devices with smaller line width geometries.

        PVD, also known as "sputtering," is a process whereby ions of an inert gas, typically argon, are electrically accelerated in a high vacuum toward a target of pure metal, such as aluminum, tantalum, or copper. Upon impact, the argon ions "sputter" off bits of the target material, which then deposits on the silicon wafer to form thin conductive films which "wire" the thousands of transistors in the computer chip together.

        PVD processes are used to provide conducting liner and barrier metal layers to prevent diffusion or reactions between metals such as tungsten and silicon regions, and to provide underlying foundations for the nucleation of other metal deposition layers. Aluminum PVD is also widely used at the present time as the primary wiring material in up to six layers of device interconnect. We believe, however, that PVD tantalum barrier and copper seed layers will play an important role in enabling the transition from aluminum to copper as the primary wiring material.

        As the industry transitions to smaller and smaller line widths, a fundamental change is occurring with the movement from aluminum to copper wires as the primary conductors. Copper has lower resistance and capacitance values than aluminum, the present conductive metal used in integrated circuits. Because of this fact, copper has the potential to double the speed of an advanced microprocessor while reducing the number of metal layers required by as much as 50%.

        The electrofilling process was developed to deposit copper conductive lines. Due to the difficulties in etching copper, the metal is filled in a structure created within the circuit's insulating layers in a process called dual damascene: this is the reverse of the process used with aluminum, where the metal is deposited, etched to create lines and vias, and then filled with insulating layers between the metal lines. The most difficult task is filling copper into interconnect structures which can be less than 0.25 micron in width, with aspect ratios of up to 5:1. Electrofilling employs a liquid chemistry and electrolytic principles to deposit the copper wiring into the dielectric structure, a simple and cost-effective process that is also highly reliable.

        Electrofill processes are used to produce the primary copper conductive layers in advanced integrated circuits (typically circuits smaller than 0.25 micron). The technology is believed by us to be extendible until at least the
0.13 micron design rule, and possibly down to 0.10 micron design rules; or in other words, approximately another 5 or 6 years given the current industry evolution.

        Advanced integrated circuit technology has created increased demand for more sophisticated semiconductor processing equipment. Today's complex semiconductor devices are being designed with line width geometries as small as
0.25 micron, with up to six layers of interconnect circuitry. The next generation of semiconductor devices, including 256 megabit DRAMs, will see line widths as small as 0.18 micron, and we believe there will be widespread transition from aluminum to copper conductive lines for faster processing speeds. Each additional interconnect layer requires three separate layers of deposition, which include the initial metal layer, a non-conductive dielectric layer and then a "plug" metal film to fill patterned holes in the dielectric layer that connects the metal layers on either side of the dielectric. We believe that the greater complexity and number of interconnect layers in advanced integrated circuits will enable the markets for CVD aluminum and PVD aluminum to grow over the short term.

        Semiconductor manufacturers generally measure the cost performance of their production equipment in terms of "cost per wafer," which is determined by factoring in the fixed costs for acquisition and installation of the system, its variable operating costs and its net throughput rate. A system with higher throughput allows the semiconductor manufacturer to recover the purchase price of the system over a greater number of wafers and thereby reduce the cost of ownership of the system on a per wafer basis. Throughput is most accurately measured on a net or overall basis, which takes into account the processing speed of the system and any non-operational downtime for cleaning, maintenance or other repairs. Yield and film quality are also significant factors to the semiconductor manufacturer in selecting processing equipment. The increased costs of larger and more complex semiconductor wafers have made high yields extremely important to semiconductor manufacturers. To achieve higher yields and better film quality, deposition systems must be capable of repeating the original process on a consistent basis without a disqualifying level of defects. This characteristic, known in the industry as "repeatability," is extremely important in achieving commercially acceptable yields. Repeatability is more easily achieved in those systems that can operate at desired throughput rates without requiring the system to approach its critical tolerance limits.

        The continuing evolution of semiconductor devices to smaller line width geometries and more complex multi-level circuitry has significantly increased the cost and performance requirements of the capital equipment used to manufacture these devices. An advanced 200 mm wafer fabrication line can cost over $1 billion, representing a substantial increase over the costs of prior generation facilities. Increased capital depreciation costs will continue to become a much larger percentage of the aggregate production costs for semiconductor manufacturers relative to labor, materials and other variable manufacturing costs. As a result, there has been an increasing focus by the semiconductor industry on obtaining increased productivity and higher returns from its semiconductor manufacturing equipment, thereby reducing the effective cost of ownership of such systems.

        We were incorporated in California in 1984. Our headquarters are located at 4000 North First Street, San Jose, California 95134, and our telephone number is (408) 943-9700.



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

                                 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds of any sale of securities pursuant to this prospectus for general corporate purposes.


                           FORWARD-LOOKING STATEMENTS

        Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') technology, products, and business performance. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only. It is important to note that our actual results could differ materially from those in such forward-looking statements. Among the factors that could cause actual results to differ materially are the factors detailed below under the caption "Risk Factors". You should also consult the risk factors listed in our Report on Form 10-K for the year ended December 31, 1999 and on other reports filed by us from time to time under the Exchange Act.


                                  RISK FACTORS

        The following risk factors should be considered carefully in addition to the other information contained in this prospectus before purchasing the securities offered hereby. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding our expectations, anticipations, hopes, beliefs, intentions or strategies regarding the future. It is important to note that actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed below as well as those set forth elsewhere in this prospectus and from time to time in our Reports on Form 10-K, 10-Q, 8-K and Annual Reports to Stockholders. The forward-looking statements are made as of the date hereof and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

DOWNTURNS IN THE SEMICONDUCTOR INDUSTRY CAN HARM OUR OPERATING RESULTS.

        Our business depends predominantly on capital expenditures of semiconductor manufacturers, which in turn depends on the current and anticipated market demand for integrated circuits and products utilizing integrated circuits. The semiconductor industry has historically been very cyclical and has experienced periodic downturns, which have had a material adverse effect on the semiconductor industry's demand for semiconductor processing equipment, including equipment manufactured and marketed by us. During periods of reduced and declining demand, we must be able to quickly and effectively align our cost structure with prevailing market conditions, and motivate and retain key employees. During periods of rapid growth, we must be able to acquire and/or develop sufficient manufacturing capacity to meet customer demand, and hire and assimilate a sufficient number of qualified people. No assurance can be given that our net sales and operating results will not be adversely affected if downturns or slowdowns in the rate of capital investment in the semiconductor industry occur in the future.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE SUBSTANTIALLY IN THE FUTURE.

        We have experienced and expect to continue to experience significant fluctuations in our quarterly operating results. During each quarter, we customarily sell a relatively small number of systems that typically sell for prices in excess of $1 million. Our backlog at the beginning of each quarter does not necessarily include all system sales needed to achieve expected net sales for that quarter. Consequently, we will often be dependent on obtaining orders for shipment in the same quarter that the order is received. Because we build our systems according to forecast, the absence of significant backlog for an extended period of time could hinder our ability to plan production and inventory levels, which could adversely affect operating results. Our net sales and operating results could also be adversely affected for a particular quarter if an anticipated order for even a few systems is not received in time to permit shipment during that quarter. Moreover, customers may reschedule or cancel shipments, with, in the case of cancellations, little or no penalties, and production difficulties could delay shipments. A delay in a shipment in any quarter, due, for example, to an unanticipated shipment rescheduling, to cancellations by customers or to unexpected manufacturing difficulties experienced by us, may cause net sales in such quarter to fall significantly below our expectations and may thus materially adversely affect our operating results for such quarter. The timing of new product announcements and releases by us may also contribute to fluctuations in quarterly operating results, particularly in cases where new product offerings cause customers to defer ordering products from our existing product lines. Our results of operations also could be affected by new product announcements and releases by our competitors, the volume, mix and timing of orders received during a period, availability and pricing of key components, fluctuations in foreign exchange rates, and conditions in the semiconductor equipment industry. Our operating results also fluctuate based on gross profit realized on system sales. Gross profit as a percentage of net sales may vary based on a variety of factors, including the mix and average selling prices of products sold and costs to manufacture upgrades and customize systems. Because our operating expenses are based on anticipated net sales levels, and a high percentage of those expenses are relatively fixed, a variation in the timing of recognition of net sales and the level of gross profit from a single transaction can cause material variations in operating results from quarter to quarter.

INTENSE COMPETITORS IN THE SEMICONDUCTOR EQUIPMENT INDUSTRY MAY REDUCE THE DEMAND FOR OUR PRODUCTS OR THE PRICES OF OUR PRODUCTS, WHICH COULD REDUCE OUR REVENUES.

        The semiconductor equipment industry is highly competitive. The Company faces substantial competition in the markets in which it competes from both established competitors and potential new entrants. In the CVD and PVD markets, our principal competitor is Applied Materials, Inc., which is a major supplier of CVD and PVD systems that has established a substantial base of CVD, PVD and other equipment in large semiconductor manufacturers. Certain of our competitors have greater financial, marketing, technical or other resources, broader product lines, greater customer service capabilities and larger and more established sales organizations and customer bases than Novellus. Novellus may also face future competition from new market entrants from overseas and domestic sources. Novellus expects its competitors to continue to improve the design and performance of their products. There can be no assurance that our competitors will not develop enhancements to or future generations of competitive products that will offer superior price or performance features, and there can be no assurance that Novellus will be successful, or as successful as its competitors, in selecting, developing, manufacturing, and marketing its new products, or enhancing its existing products. Failure to successfully develop new products could materially adversely affect our business, financial condition, and results of operations. In addition, a substantial investment is required by customers to install and integrate capital equipment into a semiconductor production line. As a result, once a semiconductor manufacturer has selected a particular vendor's capital equipment, Novellus believes that the manufacturer will be generally reliant upon that equipment for the specific production line application. Accordingly, Novellus may experience difficulty in selling a product to a particular customer for a significant period of time if that customer selects a competitor's product. Increased competitive pressure could lead to lower prices for our products, thereby adversely affecting Our operating results. There can be no assurance that Novellus will be able to compete successfully in the future.

THE YEAR 2000 CALENDAR CHANGE MAY HARM OUR OPERATING RESULTS.

        The year 2000 issue refers to the potential for disruption to business activities caused by system failures or miscalculations that are triggered by advancement of date records past the year 1999. In late 1999, we completed



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

remediation and testing of systems with respect to the year 2000 issue. As a result of those planning and implementation efforts, we experienced no significant disruptions in mission critical information technology and non-information technology systems and believe those systems successfully responded to the year 2000 date change. We expensed approximately $1.7 million during 1999 in connection with remediating our systems. We are not aware of any material problems resulting from year 2000 issues, either with our products, our internal systems, or the products and services of third parties. We will continue to monitor its mission critical computer applications and those of our suppliers and vendors throughout the year 2000 to ensure that any latent year 2000 matters that may arise are addressed promptly.

THIS CONVERSION IN EUROPE TO THE EURO CURRENCY MAY AFFECT OUR COMPETITIVE POSITION IN EUROPE.

        On January 1, 1999, several member countries of the European Union established fixed conversion rates between their existing sovereign currencies and adopted the Euro as their new common legal currency. As of that date, the Euro traded on currency exchanges and the legacy currencies remain legal tender in the participating countries for a transition period between January 1, 1999 and January 1, 2002. During the transition period, non-cash payments can be made in the Euro, and parties can elect to pay for goods and services and transact business using either the Euro or legacy currency. Between January 1, 1999 and January 1, 2002 the participating countries will introduce Euro notes and coins and withdraw all legacy currencies so that they will no longer be available. The Euro conversion may affect cross-border competition by creating cross-border transparency. We are assessing our pricing/marketing strategy in order to insure that it remains competitive in a broader European market. We are also assessing our information technology systems to allow for transactions to take place in both legacy currencies and the Euro and the eventual elimination of the legacy currencies, and reviewing whether certain existing contracts will be need to be modified. Our currency risk and risk management for operations in participating countries may be reduced as the legacy currencies are converted to the Euro.

WE HAVE LIMITED PRODUCT OFFERINGS.

        Since the introduction of our original Concept One Dielectric system in 1987, we have developed and now offer a family of processing systems for the dielectric and metal deposition markets. The Concept One Dielectric deposits a variety of insulating or "dielectric" films on wafers including Oxide, Nitride and TEOS. In 1990, Novellus introduced a modified version of the Concept One-Dielectric, the Concept One-W, which also uses a CVD process to deposit blanket tungsten metal films on wafers primarily as the metal interconnect between conductor layers in the integrated circuit layers. In November 1991, we introduced the Concept Two, which is a modular, integrated production system capable of depositing both dielectric and conductive metal layers by combining one or more processing chambers around a common, automated robotic wafer handler. In February 1996, we introduced SPEED on the Concept Two platform, targeted at advanced inter-metal dielectric ("IMD") deposition. Following the acquisition of Varian's Thin Film Systems Division, we announced the introduction of its INOVA system, an advanced PVD system that delivers Maxfill aluminum and Ti/Ti-nitride film quality for aluminum barrier layer applications, as well as highly conformal tantalum barrier copper seed layers (barrier/seed) for copper conductive layers. Most recently, in June 1998 we announced the SABRE copper Electrofill(TM) system for producing copper conductive layers. With the SABRE product announcement, we can now provide our customers with the entire set of metal and dielectric deposition processes required for 0.25 micron devices.

A LARGE PORTION OF OUR NET SALES IS DERIVED FROM SALES TO A FEW CUSTOMERS. THE LENGTHY PROCESS REQUIRED FOR OUR SALES MAY IMPEDE OUR SALES GROWTH.

        Historically, we have sold a significant proportion of our systems in any particular period to a limited number of customers. Sales to our ten largest customers in 1999, 1998 and 1997 accounted for 65%, 57%, and 48% of net sales, respectively. We expect that sales of our products to relatively few customers will continue to account for a high percentage of our net sales in the foreseeable future. None of our customers have entered into a long-term agreement requiring it to purchase our products. We believe that sales to certain of our customers will decrease in the near future as those customers complete current purchasing requirements for new or expanded fabrication facilities. Although the composition of the group comprising our largest customers has varied from year to year, the loss of a significant customer or any reduction in orders from any significant customer, including reductions due to customer departures from recent buying patterns, market, economic or competitive conditions in the semiconductor industry or in the industries that manufacture products utilizing integrated circuits, could adversely affect our business, financial condition and results of operations. In addition, sales of our systems depend in significant part upon the decision of a prospective customer to increase manufacturing capacity or to expand current manufacturing capacity, both of which typically involve a significant capital commitment. We have from time to time experienced delays in finalizing system sales following initial system qualification. Due to these and other factors, our systems typically have a lengthy sales cycle during which we may expend substantial funds and management effort.

OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY AND OUR OPERATING RESULTS COULD BE HARMED IF WE DO NOT SUCCESSFULLY DEVELOP, INTRODUCE AND SELL NEW PRODUCTS.

        The semiconductor manufacturing industry is subject to rapid technological change and new product introductions and enhancements. Our ability to remain competitive in this market will depend in part upon our ability to develop new and enhanced systems and to introduce these systems at competitive prices and on a timely and cost-effective basis. Accordingly, we devote a significant portion of our personnel and financial resources to research and development programs and seek to maintain close relationships with our customers to remain responsive to their product needs.

        Our current research and development efforts are directed at development of new systems and processes and improving existing system capabilities. We are focusing our research and development efforts on additional Concept Two modules, advanced PVD systems, advanced gap fill technology, primary conductor metals, low-K dielectric materials and additional advanced technologies for the next generation of smaller geometry fabrication lines, as well as equipment to process 300mm wafers.

        Expenditures for research and development during 1999, 1998 and 1997 were $119.7 million, $106.5 million, and $89.8 million, respectively, or approximately 20%, 21%, and 17% of net sales, respectively. The amount and percentage of sales in 1997 for research and development exclude the in-process research and development charge of $119.2 million related to the acquisition of Varian's Thin Film Systems business (TFS). We expect in future years that research and development expenditures will continue to represent a substantial percentage of net sales.

        Our success in developing, introducing and selling new and enhanced systems depends upon a variety of factors, including product selection, timely and efficient completion of product design and development, timely and efficient implementation of manufacturing and assembly processes, product performance in the field and effective sales and marketing. There can be no assurance that we will be successful in selecting, developing, manufacturing and marketing new products or in enhancing our existing products. As is typical in the semiconductor capital equipment market, we have experienced delays from time to time in the introduction of, and certain technical and manufacturing difficulties with, certain of our systems and enhancements and may experience delays and technical and manufacturing difficulties in future introductions or volume production of new systems or enhancements. Our inability to complete the development or meet the technical specifications of any of our new systems or enhancements or to manufacture and ship these systems or enhancements in volume in a timely manner would materially adversely affect our business, financial condition and results of operations. In addition, we may incur substantial unanticipated costs to ensure the functionality and reliability of our future product introductions early in the product's life cycle. If new products have reliability or quality problems, reduced orders or higher manufacturing costs, delays in collecting accounts receivable and additional service and warranty expense may result. Any of these events could materially adversely affect our business, financial condition and results of operations.

BECAUSE OUR INTELLECTUAL PROPERTY IS CRITICAL TO THE SUCCESS OF OUR BUSINESS, OUR OPERATING RESULTS WOULD SUFFER IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY.

        We intend to continue to pursue the legal protection of our technology primarily through patent and trade secret protection. We currently hold over 100 patents and intend to file additional patent applications as appropriate. There can be no assurance that patents will be issued from any of these pending applications or that any claims allowed from existing or pending patents will be sufficiently broad to protect our technology. While we intend to protect our intellectual property rights vigorously, there can be no assurance that any patents held by us will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us. We also rely on trade secrets and proprietary technology that it seeks to protect, in part, through confidentiality agreements with employees, consultants and other parties. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by others.

        There has also been substantial litigation regarding patent and other intellectual property rights in semiconductor related industries. We are currently involved in such litigation (see "Pending Litigation"), and, although, except as set forth in "Pending Litigation," we are not aware of any claim of infringement by our products of any patent or proprietary rights of others, we could become involved in additional litigation in the future. Although we do not believe the outcome of the current litigation will have a material impact on our business, financial condition or results of operations, no assurances can be given that this litigation or future litigation will not have such an impact. In addition to the current litigation, our operations, including the further commercialization of our products, could provoke additional claims of infringement from third parties. In the future, litigation may be necessary to enforce patents issued to us, to protect trade secrets or know-how owned by us or to defend us against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of effort by us, which by itself could have a material adverse effect on our financial condition and operating results. Further, adverse determinations in such litigation could result in our loss of proprietary rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling its products, any of which could have a material adverse effect on our business, financial condition and results of operations.

BECAUSE WE DEPEND ON SOLE SOURCE AND LIMITED SOURCE SUPPLIERS FOR KEY PARTS FOR OUR PRODUCTS, WE ARE SUSCEPTIBLE TO SUPPLY SHORTAGES THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

        We use numerous suppliers to supply parts, components and subassemblies (collectively, "parts") for the manufacture and support of our products. Although we make reasonable efforts to ensure that parts are available from multiple suppliers, this is not always possible; accordingly, certain key parts are obtained from a single supplier or a limited group of suppliers. These suppliers are, in some cases, thinly capitalized, independent companies that generate significant portions of their business from us and/or a small group of other companies in the semiconductor industry. Although we seek to reduce our dependence on these limited source suppliers, disruption or termination of certain of these sources could occur and such disruptions could have at least a temporary adverse effect on our operations. Moreover, a prolonged inability to obtain certain components could have a material adverse effect on our business, financial condition and results of operations and could result in damage to customer relationships.

BECAUSE WE SELL OUR PRODUCTS TO CUSTOMERS OUTSIDE OF THE UNITED STATES, WE FACE FOREIGN BUSINESS, POLITICAL AND ECONOMIC RISKS THAT COULD HARM OUR OPERATING RESULTS.

        Export sales accounted for approximately 67%, 51%, and 47% of net sales in 1999, 1998, and 1997, respectively. We anticipate that export sales will account for a significant portion of net sales in the foreseeable future. As a result, a significant portion of our sales will be subject to certain risks, including tariffs and other barriers, difficulties in staffing and managing foreign subsidiary operations, difficulties in managing distributors, potentially adverse tax consequences and the possibility of difficulty in accounts receivable collection. We are also subject to the risks associated with the imposition of legislation and regulations relating to the import or export of semiconductor products. We cannot predict whether quotas, duties, taxes, or other charges or restrictions will be implemented by the United States or any other country upon the importation or exportation of our products in the future. There can be no assurance that any of these factors or the adoption of restrictive policies will not have a material adverse effect on our business, financial condition or results of operations. Moreover, each region in the global semiconductor equipment market exhibits unique characteristics that can cause capital equipment investment patterns to vary significantly from period to period. Although international markets provide us with significant growth opportunities, periodic economic downturns, trade balance issues, political instability and fluctuations in interest and foreign currency exchange rates are all risks that could materially and adversely affect global products and service demand, and, therefore, our business operations and financial condition. Asian countries, particularly Japan and Korea, are affected by banking, currency and other difficulties that are contributing to the economic developments in those countries. We derive a substantial portion of our revenues from customers in Asian countries particularly Japan and Korea. Economic developments in late 1997 and early 1998 resulted in decreased capital investments by Asian customers. Recent economic developments indicate that the economies of Japan, Korea and other Asian countries have recovered somewhat from 1997 and 1998 levels. Any negative economic developments or delays in the economic recovery of Asian countries could result in the cancellation or delay of orders for our products from Asian customers, thus materially adversely affecting our business, financial condition or results of operations.

        In addition to the concerns described above, sales of systems shipped by our Japanese subsidiary are denominated in Japanese Yen. We sell the systems to our Japanese subsidiary in U.S. Dollars. We then enter into forward foreign exchange contracts to hedge against the short-term impact of foreign currency fluctuations of intercompany accounts payable denominated in U.S. Dollars recorded by the Japanese subsidiary in order to manage this exposure. However, there can be no assurance that future changes in the Japanese Yen will not have a material effect on our business, financial condition or results of operations.

IF WE DO NOT HIRE, RETAIN AND INTEGRATE HIGHLY SKILLED PERSONNEL, OUR BUSINESS MAY SUFFER.

        The success of our future operations depends in large part on our ability to recruit and retain engineers and technicians, as well as marketing, sales, service and other key personnel, who in each case are in great demand. There can be no assurance that we will be successful in retaining or recruiting key personnel.

        None of our employees are represented by a labor union and we have never experienced a work stoppage, slowdown, or strike. We currently consider our employee relations to be good.

        Our success depends to a significant extent upon a limited number of key employees and other members of senior management. The loss of the service of one or more of these key employees could have a material adverse effect on us.

WE HAVE EXPERIENCED A PERIOD OF RAPID GROWTH AND IF WE ARE NOT ABLE TO SUCCESSFULLY MANAGE THIS AND FUTURE GROWTH, OUR BUSINESS MAY SUFFER.

        Although we have recently experienced significant growth in net sales, there can be no assurance that we will be able to continue to maintain or increase the level of net sales in future periods. This growth has placed, and is expected to continue to place, a significant strain on our management and operations. Our inability to effectively manage growth, or to attract and retain the personnel we require, could have a material adverse effect on our business, financial condition and results of operations.

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE WIDELY AND MAY DECLINE.

        The price of our Common Stock may be subject to wide fluctuations and possible rapid increases or declines in a short time period. These fluctuations may be due to factors specific to us such as variations in quarterly operating results or changes in analysts' earnings estimates, or to factors relating to the semiconductor industry or to the securities markets in general, which, in recent years, have experienced significant price fluctuations. These fluctuations often have been unrelated to the operating performance of the specific companies whose stocks are traded. Shareholders should be willing to incur the risk of such fluctuations. Sales of substantial amounts of Common Stock in the public market after any offering of our Securities could adversely affect the market price of the outstanding Common Stock.

OUR PENDING LITIGATION AND OTHER POTENTIAL LITIGATION MAY HARM OUR OPERATING RESULTS.

        Applied Materials, Inc. vs. Varian Associates Inc. (Case No. C-97-20523
RMW) and Novellus Systems, Inc. v. Applied Materials, Inc. (Case No. C-97-20551
RMW).

        On July 7, 1997, prior to the consummation of the purchase of the Thin Film Systems Business ("TFS") of Varian Associates ("Varian"), Applied Materials, Inc. ("Applied") filed a complaint (the "Applied Complaint") against Varian in the United States District Court for the Northern District of California San Jose Division, Civil

Action No. C-97-20523 RMW, alleging, among other things, infringement by Varian (including the making, using, selling and/or offering for sale of certain products and systems made by TFS) of United States Patent Nos. 5,171,412, 5,186,718, 5,496,455 and 5,540,821 (the "Applied Patents"), which patents are owned by Applied.

        Immediately after consummation of the TFS purchase, Novellus filed a complaint (the "Company Complaint") against Applied in the same Court, Civil Action No. C-97-20551 RMW, alleging infringement by Applied (including the making, using, selling and/or offering for sale of certain products and systems) of United States Patent Nos. 5,314,597, 5,330,628, and 5,635,036 (the "Company Patents"), which patents Novellus acquired from Varian in the TFS purchase. In the Company Complaint, Novellus also alleged that it is entitled to declarations from Applied that Novellus does not infringe the Applied Patents and/or that the Applied Patents are invalid and/or unenforceable. Applied has filed counterclaims alleging that Novellus infringes the Applied Patents.

        Also after consummation of the TFS purchase, but some time after Novellus filed the Company Complaint, Applied amended the Applied Complaint to add Novellus as a defendant. Novellus has requested that the Court dismiss Novellus as a defendant in Applied's lawsuit against Varian. The Court has not yet required Novellus to file an answer to the Applied Complaint.

        In addition to a request for a permanent injunction against further infringement, the Applied Complaint and Applied's counterclaims to the Company Complaint include requests for damages for alleged prior infringement and treble damages for alleged "willful" infringement. In connection with the consummation of the TFS purchase, Varian agreed, under certain circumstances, to reimburse Novellus for certain of its legal and other expenses in connection with the defense and prosecution of this litigation, and to indemnify Novellus for a portion of any losses incurred by Novellus arising from this litigation (including losses resulting from a permanent injunction). Novellus and Varian believe that there are meritorious defenses to Applied's allegations, including among other things, that our operations (including TFS products and systems) do not infringe the Applied Patents and/or that the Applied Patents are invalid and/or unenforceable. However, the resolution of intellectual property disputes is often fact intensive and, therefore, inherently uncertain. Although Novellus believes that the ultimate outcome of the dispute with Applied will not have a material adverse effect on our business or results of operations (taking into account both the defenses available to Novellus and Varian's reimbursement and indemnity obligations), there can be no assurances that Applied will not ultimately prevail in this dispute and that, in such an event, Varian's reimbursement and indemnity obligations will not be sufficient to fully reimburse Novellus for its losses. If Applied were to prevail in this dispute, it could have a material adverse effect on our business, financial condition or results of operations.

        The Company Complaint against Applied also includes requests for damages for prior infringement and treble damages for "willful" infringement, in addition to a request for a permanent injunction for further infringement. Although Novellus believes that we will prevail against Applied, there can be no assurances that we will prevail in our litigation against Applied. If Applied were to prevail against the Company Complaint, it could have a material adverse effect on our business, financial condition or results of operations.

        On July 13, 1999, in Novellus lawsuit against Applied where Novellus has alleged that Applied infringes Company Patents, the Court ruled on the interpretation of the claims of the Company Patents. On September 20, 1999, in the Applied lawsuit against Varian and Novellus, where Applied has alleged that Varian and Novellus infringe Applied patents, the Court ruled on the interpretation of the claims of the Applied patents. On January 14, 2000, Applied withdrew its U.S. Patent No. 5,496,455 from the lawsuits against Novellus and Varian.

        On March 16, 2000, the Court granted Varian's motion for summary judgment that claims 14 & 18 of Applied's U.S. Patent No. 5,171,412 are invalid. In the same order, the Court gave Applied 3 months to conduct discovery concerning an issue relating to Varian's motion for summary judgment that claim 21 is invalid. After that discovery period, Varian may renew its motion to invalidate claim 21.

        Semitool, Inc. v. Novellus Systems, Inc. (Case No. C-98-3089 DLJ)

        On August 10, 1998, Semitool sued Novellus for patent infringement in the United States District Court for the Northern District of California. Semitool alleges that our SABRE(TM) copper deposition system infringes two Semitool patents, U.S. Patent No. 5,222,310, issued June 29, 1993, entitled "Single Wafer Processor with a Frame," and U.S. Patent No. 5,377,708, issued January 3, 1995, entitled "Multi-Station Semiconductor Processor with Volatilization." Semitool seeks an injunction against our manufacture and sale of SABRE(TM) systems, and seeks damages for past infringement. Semitool also seeks trebled damages for alleged willful infringement. Semitool also seeks its attorneys' fees and costs, and interest on any judgement.

On September 24, 1999, the Court ruled on the interpretation of the claims of the Semitool patents. On December 18, 1999, Novellus filed a motion for summary judgment of non-infringement. On February 18, 2000, the Court heard oral arguments on Novellus' motion.


        On March 17, 2000, the Court granted our motion for summary judgment of non-infringement. The Court ruled that our SABRE and SABRE xT systems do not infringe the two patents asserted by Semitool.

        Plasma Physics Litigation

        On December 28, 1999, Plasma Physics Corporation and Solar Physics Corporation filed a patent infringement lawsuit against many of our Japanese and Korean customers. The suit is entitled Plasma Physics Corp. v. Fujitsu, Ltd., 99 Civ. 8593, and is pending in the United States District Court for the Eastern District of New York. Plasma Physics has asserted U.S. Patent Nos. 4,226,897, 5,470,784, and 5,543,634. Many of the defendants have notified Novellus that they believe that Novellus has indemnification obligations and liability for the lawsuit. Plasma Physics has not yet identified what, if any, of our equipment used by the customers is accused of infringement.

        Plasma Physics seeks an injunction against the defendants' alleged infringement of the '784 and '634 patents (the '897 patent has expired). Plasma Physics also seeks trebled damages for alleged willful infringement. Plasma Physics also seeks its attorneys' fees and costs, and interest on any judgement.

        Novellus believes that there are meritorious defenses to Plasma Physics' allegations, including among other things, that the defendants' use of our equipment does not infringe the Plasma Physics patents and/or that the Plasma Physics patents are invalid and/or unenforceable. But the resolution of intellectual property disputes is often fact intensive and, like most other litigation matters, inherently uncertain. Although Novellus believes that the ultimate outcome of the dispute with Plasma Physics will not have a material adverse effect on our business, financial condition, or results of operations (taking into account the defenses available to Novellus), there can be no assurances that Plasma Physics will not ultimately prevail in this dispute and that Novellus will not have any indemnity obligations or liability. If Plasma Physics were to prevail in the dispute, it could have a material adverse effect on our business, financial condition or results of operations.


        Other Litigation

        In addition, in the normal course of business we from time to time receive inquiries with regard to possible other patent infringements. We believe it is unlikely that the outcome of the patent infringement inquiries will have a material adverse effect on our financial position or results of operations.

        There has been substantial litigation regarding patent and other intellectual property rights in semiconductor-related industries. Although we are not aware of any infringement by its products of any patents or proprietary rights of others except as claimed by Applied and Semitool, further commercialization of our products could provoke claims of infringement from third parties. In the future, litigation may be necessary to enforce patents issued to us, to protect trade secrets or know-how owned by us or to defend us against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Any such litigation could result in substantial cost and diversion of effort by us, which by itself could have a material adverse effect on our financial condition and operating results. Further, adverse determinations in such litigation could result in our loss of proprietary rights, subject us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling its products, any of which could have a material adverse effect on our business, financial condition and results of operations.

OUR USE OF FINANCIAL INSTRUMENTS SUBJECTS US TO RISKS RELATED TO THE CONCENTRATIONS OF CREDIT.

        We use financial instruments that potentially subject us to concentrations of credit risk. Such instruments include cash equivalents, short-term investments, accounts receivable, and financial instruments used in hedging activities. We invest our cash in cash deposits, money market funds, commercial paper, certificates of deposit, readily marketable debt securities, or medium term notes. We place our investments with high-credit-quality financial institutions and limit the credit exposure from any one financial institution or instrument. To date, we have not experienced material losses on these investments. We perform ongoing credit evaluations of our customers' financial condition and generally require no collateral. We have an exposure to nonperformance by counterparties on the foreign exchange contracts used in hedging activities. These counterparties are large international financial institutions and to date, no such counterparty has failed to meet its financial obligations to us. We do not believe there is a significant risk of nonperformance by these counterparties because we continuously monitor our positions and the credit ratings of such counterparties and the amount of contract we enter into with any one party. However, there can be no assurance that there will be no significant nonperformance by these counterparties and that this would not materially adversely affect our business, financial condition, and results of operations.


                            DESCRIPTION OF SECURITIES

        The authorized capital stock of the Company consists of 240,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value.

COMMON STOCK

        As of March 20, 2000, there were 121,164,891 shares of common stock outstanding, held of record by approximately 682 shareholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders, except that upon giving the legally required notice, shareholders may cumulate their votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription right. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of any offering will be fully paid and non-assessable.

        The common stock is listed on the NASDAQ National Market System under the symbol "NVLS." The transfer agent and registrar for our common stock is Chase Mellon Shareholder Services.


PREFERRED STOCK

        Under the Company's Restated Articles of Incorporation, as amended, the Company's Board of Directors may direct the issuance of up to 10,000,000 shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors without any further vote or action by our shareholders.

        General

Because the Board of Directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plan to issue any shares of preferred stock.

        Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class of preferred stock will be described in the prospectus supplement relating to that class, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants. The description of preferred stock set forth below and the description of the terms of a particular class of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation relating to that class.

        The preferences and other terms of the preferred stock of each class will be fixed by the Certificate of Designation relating to the class. A prospectus supplement relating to each class of preferred stock will specify the following terms:

        -  The title and stated value of the preferred stock;

        - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

        - The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

        - Whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

        -  The provision for a sinking fund, if any, for the preferred stock;

        -  The provision for redemption, if applicable, of the preferred stock;

        -  Any listing of the preferred stock on any securities exchange;

        - The terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

        - A discussion of any material federal income tax considerations applicable to the preferred stock;

        - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

        - Any limitations on issuance of any class of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

        - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

        - Any voting rights of the preferred stock.

        Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

        - senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities shall rank junior to the preferred stock;

        - junior to all equity securities that we issue which rank senior to the preferred stock; and

        - on a parity with all equity securities that we issued other than those that are referred to in the bullet points above.

        The term "equity securities" does not include convertible debt securities.

DEPOSITARY SHARES

        General

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of a class of preferred stock represented by depositary shares pursuant to a separate deposit agreement among the Company, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the class of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipt are summaries of certain anticipated provisions. These summaries are not complete and may be modified by the applicable prospectus supplement. For more detail you should refer to the deposit agreement itself, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference in this registration statement by a Form 8-K.

        Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property that it receives to the record holders of depositary receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at the corporate trust office, or upon each such holder's order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of the depositary shares representing shares of such class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding portion of the redemption price and any other amounts per share payable with respect to such class or series of preferred stock. If we redeem fewer than all the depositary shares, we will select the depositary shares that we will redeem pro rata (as nearly as may be practicable without creating fractional depositary shares), by lot or by any other equitable method that we determine.

        From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption upon surrender of the depositary receipts to the preferred stock depositary.

        Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of a class of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such class of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for such class of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of such class or series of preferred stock represented by the depositary shares in accordance with such instructions, and we will agree to take all reasonable action which the preferred stock depositary may deem necessary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

        Liquidation Preference

        In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by the depositary receipt as set forth in the applicable prospectus supplement.

        Conversion of Preferred Stock

        The depositary shares, as such, will not be convertible into common stock or any other securities or property. Nevertheless, if stated in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the applicable preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of a class or series of preferred stock or other shares of stock, and we have agreed that upon receipt of these instructions and any amounts payable, we will cause the conversion of the shares of preferred stock utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If we convert only a portion of depositary shares evidenced by a depositary receipt, we will issue a depositary receipt or receipts for any depositary shares that we do not covert. We will not issue fractional shares of common stock upon conversion, and if conversion will result in a fractional share, we will pay an amount in cash by equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

        Amendment and Termination of A Deposit Agreement

        The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment will impair the right, subject to certain anticipated exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class of preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended.

        Charges of A Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of our duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

        Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company with its principal office in the United States and a combined capital and surplus of at least $50,000,000.

        Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related preferred stock.

        We will not be liable, and the preferred stock depositary will not be liable, if we are prevented or it is prevented from or delayed in, by law or any circumstances beyond its or our control, performing the obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, and the preferred stock depositary will not be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We may rely on, and the preferred stock depositary may rely on, written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons that we believe in good faith to be competent to give such information, and on documents that we believe in good faith to be genuine and signed by a proper party.

        If a preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and from us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received by us.

WARRANTS

        We currently have no warrants outstanding (other than options issued under our stock option plans). We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any other securities offered pursuant to any prospectus supplement and warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which we are delivering this prospectus, including, where applicable, the following:

        -  the title of the warrants;

        -  the aggregate number of the warrants;

        -  the price or prices at which the warrants will be issued;

        - the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

        - the designation and terms of any securities with which the warrants are issued and the number of any warrants issued with each such security;

        - the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

        - the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

        - the date on which the right to exercise the warrants will commence and the date on which the right will expire;

        - the minimum or maximum amount of the warrants which may be exercised at any one time;

        -  information with respect to book-entry procedures, if any;

        -  a discussion of certain federal income tax considerations; and

        - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DEBT SECURITIES

        General

        The debt securities may be secured or unsecured and may be senior or subordinated indebtedness of the Company. Unless otherwise specified in the applicable prospectus supplement, the debt securities are to be issued under an indenture, as amended or supplemented from time to time, among the Company and a trustee chosen by the Company and qualified to act as trustee under the Trust Indenture Act of 1939, as amended. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this section relating to the indenture and the debt securities are summaries of certain provisions of the debt securities and the indenture. These summaries are not complete. For more detail you should refer to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

        Term

        We will describe the particular terms of the debt securities offered by a prospectus supplement in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

        The Company may offer under this prospectus up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) aggregate principal amount of debt securities or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $500,000,000. Unless we state otherwise in any prospectus supplement, the Company may issue the debt securities in one or more series, as established from time to time by the Company. The Company need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        The Company may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

        The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities, including the following specific terms:

        -  the title of the debt securities;

        - the limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

        - the date or dates, or the method for determining the date or dates, on which the Company will pay the principal of the debt securities;

        - the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

        - the date or dates (or the method for determining the date or dates) from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest (or the method by which the record dates will be determined);

        - the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of the debt securities and the indenture may be served;

        - any obligation the Company has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the period or periods within which, the date or dates on which the price or prices at which and the terms and conditions upon which the Company will redeem, repay or repurchase the debt securities;

        - if other than the trustee, the identity of each security registrar and/or paying agent;

        -  any conversion or exchange provisions of the debt securities;

        - any provisions granting special rights to holders of the debt securities;

        - any deletions from, modifications of, or additions to the events of default or covenants of the Company with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants with the indenture;

        - the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

        - any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities (whether or not consistent with the other provisions of the indenture).

        The Company may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

        Conversion and Exchange

        The applicable prospectus supplement will specify the terms and conditions, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which the number of shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the market price of common stock or preferred stock as of a time stated in the prospectus supplement.

        Denominations and Interest

        Unless we specify otherwise in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless we specify otherwise in the applicable prospectus supplement, interest on any series of debt securities will be payable to the person in whose name the security is registered at the close of business on the record date for such interest at the office of the Company maintained for such purpose within the City and State of New York. However, unless we provide otherwise in the applicable prospectus supplement, the Company may make interest payments by check mailed to the address of the person entitled to the interest as it appears in the applicable register for debt securities or by wire transfer of funds to such person at an account maintained within the United States.

        Global Notes

        Unless we specify otherwise in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more fully registered book-entry debt securities of such series (each, a "Global Note") that will be deposited with, or on behalf of The Depository Trust Company, New York, New York ("DTC"). Global Notes will be issued in fully registered form.

        The Company anticipates that the Global Notes will be deposited with, or on behalf of DTC, and that such Global Note will be registered in the name of Cede & Co., DTC's nominee. Unless we specify otherwise in the applicable prospectus supplement, the Company further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.

        So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the debt securities under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.

        The Global Notes will be exchangeable for certificated debt securities only if:

        - DTC notifies the Company that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility;

        - the Company in its sole discretion determines that the Global Notes shall be exchangeable for certificated debt securities; or

        - there shall have occurred and be continuing an event of default with respect to debt securities of any series under the indenture and beneficial owners representing a majority in aggregate principal amount of the debt securities of such series represented by a Global Note advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual debt securities of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC's relevant Participants (as identified by DTC) to the trustee.

Debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        Merger, Consolidation or Sale of Assets

        Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Company will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

        - either the Company is the continuing person or the successor person (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of debt securities, and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

        - immediately after giving effect to the transaction and treating any debt which becomes an obligation of the Company or any of its subsidiaries as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

        - the Company delivers to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that the Company is not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be the Company.

        Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Company is not the continuing legal entity, the successor entity formed by the consolidation or into which the Company is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if the successor entity has been named as the Company in the indenture and the Company will be released (except in the case of a lease) from its obligations under the indenture and the debt securities.

        Events of Default, Notice and Waiver

        Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the following events are "events of default" with respect to any series of debt securities issued under the indenture:

        - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

        - default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

        - default in the performance or breach of any covenant or warranty of the Company in the indenture with respect to any debt security of that series (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

        - default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of the Company or any mortgage, indenture, note, bond, capitalized lease or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having continued after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

        - certain events of bankruptcy, insolvency or reorganization with respect to the Company, the Company or any significant subsidiary of the Company (as defined in Regulation S-X under the Securities Act); and

        - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the events of default described above.

        No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare all debt securities of that series to be due and payable immediately.

        At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

        - the Company has paid or deposited with the trustee a sum sufficient to pay:

        - all overdue installments of interest on all outstanding debt securities of that series;

        - the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rates provided for in such debt securities; and

        - to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in such debt securities; and

        - all events of default with respect to debt securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

        The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to such debt securities and its consequences, except a default:

        - in the payment of the principal of (or premium, if any) or interest on or payable in respect of any debt security of such series; or

        - in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

        If the trustee knows of a default with respect to the debt securities of any series, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of such debt securities, unless such default shall have been cured or waived. However the trustee may withhold notice to the holders of any debt securities of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series) if the trustee determines such withholding is in the interest of such holders.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding debt securities, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

        - that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

        - the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires the Company, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. Further, upon any request by the Company to take any action under the indenture, the Company will furnish to the trustee:

        - an officers' certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

        - an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

        Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments except that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

        - change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on such debt security;

        - reduce the principal amount of debt securities or the rate or amount of interest on such debt securities, or any premium payable on such debt security;

        - adversely affect the right of any holder of debt securities to repayment of such debt security at the holder's option;

        - change the place, or the currency, for payment of principal of (or premium, if any) such debt security;

        - impair the right to institute suit for enforcement of any payment on or with respect to such debt security;

        - reduce the amount of debt securities whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

        - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Company's compliance with certain covenants of the indenture.

        Modifications and amendments of the indenture may be made by the Company and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

        - to evidence the succession of another person to the Company under the indenture;

        - to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company in the indenture;

        - to add events of default for the benefit of the holders of all or any series of debt securities;

        - to add or change any provisions of the indenture to facilitate the issuance of the debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of any debt securities in any material respect;

        -  to secure the debt securities;

        - to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

         - to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series or any related guarantees in any material respect; or

        - to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities in any material respect.

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the debt securities of a series, debt securities of each series owned by the Company or any other obligor upon such debt securities or any affiliate of the Company or of such other obligor will be disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by the Company or the Holders of 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

        Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of such series affected thereby:

        -  there shall be no minimum quorum requirement for such meeting; and

        - the principal amount of the outstanding debt securities of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

        Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance and Covenant Defeasance. Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Company may elect:

        - to be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) ("legal defeasance"); or

        - to be released from compliance with the covenants in the indenture ("covenant defeasance").

        The Company will be so discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal (and premium, if any) and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those debt securities.

        This trust may only be established if, among other things:

        - the Company has delivered to the trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal, income tax law occurring after the date of the indenture;

        - such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

        - no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

        "Government Obligations" means securities which are:

        - direct obligations of the United States of America, for the payment of which obligations its full faith and credit is pledged; or

        - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any amount received by the custodian.

        Subordination

        The applicable prospectus supplement will set forth the terms and conditions, if any, upon which the debt securities are subordinated to other indebtedness of the Company. Such terms will include a description of the indebtedness ranking senior to the debt securities, the restrictions on payments to the holders of such debt securities while a default with respect to such senior indebtedness is continuing, the restrictions, if any, on payments to the holders of such debt securities following an event of default, and provisions requiring holders of such debt securities to remit certain payment to holders of senior indebtedness.

WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by Novellus and a warrant agent to be selected at the time of issue.

        General

        The debt warrants, evidenced by warrant certificates, may be issued under the debt warrant agreement independently or together with any debt securities offered by any prospectus supplement and may be attached to or separate from such debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

        -  the offering price, if any;

        - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

        - if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

        - if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

        - the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

        - the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

        -  Federal income tax consequences;

        - whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

        - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

        -  the antidilution provisions of the debt warrants; and

        -  any other terms of the debt warrants.

        Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in the prospectus supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of debt securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture and the series of debt securities issuable upon exercise of the debt warrants) and are not entitled to payments of principal of and interest, if any, on the debt securities.

        Exercise of Debt Warrants

        Debt warrants may be exercised by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the debt warrants evidenced by the warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

                              PLAN OF DISTRIBUTION

        We may sell securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or though agents or underwriters. We may sell securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement.

        We may distribute the securities from time to time in one or more transactions:

        -  at a fixed price or prices, which may be changed;

        -  at market prices prevailing at the time of sale;

        -  at prices related to prevailing market prices; or

        -  at negotiated prices.

        We also may, from time to time, authorize underwriters acting as our agents to offer and sell securities upon the terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

        Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market, other than the common stock which is listed on the NASDAQ National Market System. Any shares of common stock sold pursuant to a prospectus supplement may be listed on the NASDAQ National Market System, subject to official notice of issuance. We may elect to list any series of preferred stock and any series of debt securities, depository shares or warrants on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will not be subject to any conditions except:

        - the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

        - if the securities are sold to underwriters, we shall have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

        To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.


                                  LEGAL MATTERS

        The validity of the Securities offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California.


                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K and the related financial data schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance upon Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses, other than underwriting discounts and commissions, in connection with the offering of the securities being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Registration Fee................    $132,000
Printing Fees......................................................    $ 10,000
Legal Fees and Expenses............................................    $100,000
Accounting Fees and Expenses.......................................    $ 40,000
Miscellaneous......................................................    $ 18,000
                                                                       --------
     Total.........................................................    $300,000
                                                                       ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Articles of Incorporation and Bylaws provide for indemnification of its directors and officers, and permits indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 16.  EXHIBITS

   Number
   ------
    1.1*     Form of Underwriting Agreement
    4.1*     Form of amendment to Restated Articles of Novellus Systems, Inc. for a
             series of preferred stock
    4.2*     Form of Warrant Agreement
    4.3*     Form of Deposit Agreement
    4.4*     Form of Indenture
    4.5*     Form of Debt Warrant Agreement
    5.1      Opinion of Morrison & Foerster LLP
   23.1      Consent of Ernst & Young LLP, Independent Auditors
   23.2      Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
   24.1      Power of Attorney (included on page II-4)
   25.1*     Statement of Eligibility of Trustee on Form T-1


----------------
* To be filed by amendment or incorporated by reference in connection with the offering of the applicable Securities.

ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                Provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        The undersigned Registrant hereby further undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 5th day of April, 2000.


                                                NOVELLUS SYSTEMS, INC.


                                                By: /s/ RICHARD S. HILL
                                                    --------------------------
                                                         Richard S. Hill
                                                    Chairman of the Board and
                                                     Chief Executive Officer

        We, the undersigned officers and directors of Novellus Systems, Inc. do hereby constitute and appoint Richard S. Hill and Robert H. Smith, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                              TITLE                         DATE
/s/ RICHARD S. HILL                    Chairman of the Board and           April 5, 2000
-----------------------------          Chief Executive Officer
       Richard S. Hill


/s/ ROBERT H. SMITH                    Director, Executive Vice            April 5, 2000
----------------------------           President, Finance and
       Robert H. Smith                 Administration, Chief
                                       Financial Officer and
                                       Secretary


/s/ KEVIN S. ROYAL                     Corporate Controller,               April 5, 2000
----------------------------           Principal Accounting Officer
      Kevin S. Royal

/s/ WILLIAM R. SPIVEY                  Director                            April 5, 2000
----------------------------
     William R. Spivey


/s/ GLEN POSSLEY                       Director                            April 5, 2000
----------------------------
       Glen Possley


                                       Director                            April 5, 2000
----------------------------
       D. James Guzy

/s/ TOM LONG                           Director                            April 5, 2000
----------------------------
         Tom Long

/s/ J. DAVID LITSTER                   Director                            April 5, 2000
----------------------------
      J. David Litster

                                  EXHIBIT INDEX


  EXHIBIT                                                                          SEQUENTIALLY
  NUMBER                              DESCRIPTION                                 NUMBERED PAGE
  ------                              -----------                                 -------------
    1.1*          Form of Underwriting Agreement

    4.1*          Form of amendment to Restated Articles of Novellus
                  Systems, Inc. for a series of preferred stock

    4.2*          Form of Warrant Agreement

    4.3*          Form of Deposit Agreement

    4.4*          Form of Indenture

    4.5*          Form of Debt Warrant Agreement

    5.1           Opinion of Morrison & Foerster LLP

   23.1           Consent of Ernst & Young LLP, Independent Auditors

   23.3           Consent of Morrison & Foerster LLP (included in Exhibit
                  5.1)

   24.1           Power of Attorney (included on page II-4)

   25.1*          Statement of Eligibility of Trustee on Form T-1

----------------------

* To be filed by amendment or incorporated by reference in connection with the offering of the applicable Securities.